BINGHAM DANA LLP
                               150 Federal Street
                           Boston, Massachusetts 02110


                                December 15, 1999

Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238

Re:  Registration Statement on Form S-3 Relating
     to 1,590,178 Shares of Common Stock
     -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,590,178 shares of the Company's Common Stock, $0.01 par value per share, all of which shares are issued and outstanding (the "Shares") and are to be sold by certain selling shareholders, pursuant to a Registration Statement on Form S-3 (as amended, the "Registration Statement"), initially filed with the Securities and Exchange Commission on December 15, 1999.

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In connection with the issuance of the Shares, we have examined and relied upon a certificate of the Treasurer of the Company. In our examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares were duly authorized, are validly issued and are fully-paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                                  Very truly yours,


                                                  /s/ Bingham Dana LLP